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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 1996, included in the Consent Solicitation Statement of Integrity QA Software, Inc. that is made a part of the Registration Statement (Amendment No. 1 to Form S-4 No. 333-19319) and Prospectus of Pure Atria Corporation for the registration of 2,000,000 shares of its common stock.

                                          Ernst & Young LLP

Boston, Massachusetts

January 23, 1997